Exhibit 24

                                POWER OF ATTORNEY

      Each Director of Public Service Enterprise Group Incorporated whose signature appears below hereby appoints Robert C. Murray the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all additional amendments, including post-effective amendments to this Registration Statement.

Signature                                Title                    Date
---------                                -----                    ----

/s/   Lawrence R. Codey
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Lawrence R. Codey                       Director              May 18, 1999

/s/     Ernest H. Drew
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Ernest H. Drew                          Director              May 18, 1999

/s/    T.J. Dermot Dunphy
------------------------------
T.J. Dermot Dunphy                      Director              May 18, 1999

/s/    E. James Ferland
------------------------------
E. James Ferland                        Director              May 18, 1999

/s/   Raymond V. Gilmartin
------------------------------
Raymond V. Gilmartin                    Director              May 18, 1999

/s/     Conrad K. Harper
------------------------------
Conrad K. Harper                        Director              May 18, 1999

/s/      Irwin Lerner
------------------------------
Irwin Lerner                            Director              May 18, 1999

/s/    Marilyn M. Pfaltz
------------------------------
Marilyn M. Pfaltz                       Director              May 18, 1999

/s/    Forrest J. Remick
------------------------------
Forrest J. Remick                       Director              May 18, 1999

/s/     Richard J. Swift
------------------------------
Richard J. Swift                        Director              May 18, 1999